Exhibit 99.1

Clear Skies Solar, Inc. Adjourns Annual Meeting of Stockholders to April 6, 2010

Mineola, New York; On March 10, 2010, Clear Skies Solar, Inc. (CSKH.OTCBB) convened its Annual Meeting of Stockholders (“Annual Meeting”). Before any action was taken, the Annual Meeting was adjourned in order to permit stockholders additional time within which to vote. The adjourned meeting will be held on Tuesday, April 6, 2010 at 2:00 p.m. EDT, at 200 Old Country Road, Lower Level, Mineola, N.Y. 11501-4241. The record dates for stockholders entitled to vote at the annual meeting remains the close of business on January 12, 2010.

About Clear Skies Solar:

Clear Skies Solar, Inc. (CSS) through its wholly owned subsidiary provides full-service renewable energy solutions to commercial, industrial, and agricultural clients across the country. CSS was incorporated in 2003 and launched formal operations in 2005. During that time period, CSS developed its proprietary systems, obtained licenses and certifications, and acquired technologies that could maximize the impact of its construction expertise on the renewable energy sector. CSS has become one of the premier solar electric installation companies in the country. For more information about CSS, visit www.ClearSkiesSolar.com.

Forward-Looking Statement Disclaimer

Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with Securities and Exchange Commission.

Contact:

Clear Skies Solar:

Tom Oliveri

(516) 282-7652

tom@clearskiessolar.com